Exhibit 10.18

________, 2008
Hambrecht Asia Acquisition Corp.
13/F Tower 2
New World Tower
18 Queens Road Central
Hong Kong

Broadband Capital Management LLC
712 Fifth Avenue
New York, New York 10019

Re: Initial Public Offering

Gentlemen:

The undersigned, a shareholder and purchaser of warrants exercisable for Ordinary Shares of Hambrecht Asia Acquisition Corp. (the “Company”), in consideration of Broadband Capital Management LLC (“Broadband”) entering into a letter of intent, dated [    ], 2007 (“Letter of Intent”), to underwrite an initial public offering (“IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph X hereof):

I. (1) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

(2) The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor, prospective or actual target business, creditor or other entity that is owed money by the Company for services rendered or products sold to the Company or the claims of any prospective or actual target businesses, subject to the following limitations: (i) such indemnification will only be made insofar as the Company did not obtain a validly enforceable waiver from such party of such party’s rights or claims to the Trust Account, (ii) such indemnification will be made only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account below the amount necessary in order for each holder of IPO Shares to receive a liquidation amount of at least $7.92 per IPO Share owned by such holder, and (iii) such indemnity shall be limited to the extent of the undersigned’s pro rata beneficial ownership of the Company immediately prior to the IPO.

II. (1) Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

III.  Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate originates a Business Combination.

(1)     The undersigned represents and warrants that:

(a) It is not subject to or a respondent in any legal action for any injunction relating to, or any cease and desist order or order or stipulation to desist or refrain from any act or practice relating to the offering to the offering of securities in any jurisdiction;

(b) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

(c) It has never been convicted of or plead guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he has not plead guilty to or been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(d) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(e) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; or

(f) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

IV.     The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

V.     The undersigned acknowledges and understands that Broadband and the Company will rely upon this agreement and the representations and warranties set forth herein in proceeding with the IPO.

VI.     [Intentionally Omitted]

VII.    In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all Ordinary Shares owned by him prior to the IPO (the “Insider Shares”), if any, in accordance with the majority of the votes cast by the holders of the IPO Shares, and all Ordinary Shares acquired in or following the IPO in favor of a Business Combination.

VIII.    The undersigned will escrow its Insider Shares for the period commencing on the Effective Date and ending one year after the consummation of a Business Combination, subject to the terms of a Share Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

IX.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint _________ as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Broadband and appoint a substitute agent acceptable to each of the Company and Broadband within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

X.  As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, stock exchange, asset acquisition, reorganization or similar business combination, or control through contractual arrangements, of an operating business or businesses in the People’s Republic of China; (ii) “Ordinary Share” shall mean the ordinary share, par value $0.001 per share, of the Company; (iii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, children, parents and siblings (including any such relative by adoption or marriage); (iv) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all of the Ordinary Shares owned by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; and (vii) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

XI.  This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

SHEA VENTURES LLC

Name: Title: